Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis Signs Definitive Agreements to Acquire $5.9 Billion Portfolio from KTR Capital Partners

- Strengthens Position in U.S. Target Markets –

- Increases Annual Stabilized Core Funds From Operations by Approximately $0.14 Per Share –

- Expands Relationship with Norges Bank Investment Management –

SAN FRANCISCO (April 19, 2015) – Prologis, Inc. (NYSE: PLD), the global leader in industrial real estate, today announced it has signed definitive agreements to acquire the real estate assets and operating platform of KTR Capital Partners (KTR) and its affiliates for a total purchase price of $5.9 billion. The properties comprise KTR’s three co-investment funds and will be acquired by Prologis U.S. Logistics Venture (USLV), a 55-45 consolidated joint venture with Norges Bank Investment Management (NBIM), manager of the Norwegian Government Pension Fund Global.

“It is rare to have the opportunity to acquire a portfolio of such high asset quality, customer profile and market composition that is so consistent with our own,” said Hamid Moghadam, chairman and CEO, Prologis. “I have known KTR’s leadership for 15 years and have always considered them to be astute investors and one of our toughest competitors in the U.S.”

Moghadam added, “This transaction will deliver accretive returns to our shareholders and will enhance our important and successful partnership with NBIM, which will now exceed $11 billion on two continents.”

The 60 million square foot operating portfolio comprises 322 properties and aligns with Prologis’ investment strategy with approximately 95 percent overlap with its existing U.S. portfolio. Specifically, the transaction enhances the company’s position in Southern California, New Jersey, Chicago, South Florida, Seattle and Dallas. The acquisition also includes 3.6 million square feet of development-in-progress and a well-located land bank with a build-out potential of 6.8 million square feet.

“We are extremely pleased to acquire KTR’s outstanding property portfolio and customer roster,” said Eugene Reilly, chief executive officer, Prologis Americas.

Transaction / Structure

The total consideration for the transaction is $5.9 billion, including the assumption of approximately $700 million of secured mortgage debt and the issuance of up to $230 million (less assumed liabilities) of common limited partnership units in Prologis, L.P. to KTR.

Accretion / Cost Savings / Currency Benefits

The transaction is expected to be accretive to forecasted annual core funds from operations (Core FFO) by approximately $0.14 per share, on a stabilized basis. This represents 7 percent growth from the midpoint of Prologis’ 2015 guidance. These estimates are made on a leverage-neutral basis over the long term and include the effects from anticipated funding and capitalization costs. Contemporaneously, Prologis has obtained a commitment from Morgan Stanley Senior Funding, Inc. to provide a $1.0 billion bridge facility for the transaction, which provides ample capacity while maintaining significant liquidity on its credit facilities. Additionally, the transaction is expected to lower general and administrative expenses as a percentage of assets under management by approximately 12 percent and increase its U.S. dollar equity exposure to 93 percent.

“We remain committed to maintaining our strong balance sheet, which will continue to provide us with the flexibility to capture market opportunities across the business cycle,” said Tom Olinger, chief financial officer, Prologis. “This highly accretive transaction advances our strategy of using our scale to grow with minimal incremental overhead and demonstrates the unique appeal and the strength of our currency through our OP unit structure.”

The transaction is anticipated to close in the next 30-60 days and is subject to customary closing conditions.

Conference Call and Webcast Information

Prologis will host a webcast and conference call to discuss the transaction tomorrow, April 20, at 8 a.m. U.S. Eastern time. A presentation related to the transaction will be available tomorrow, April 20, at 7:30 a.m. U.S. Eastern time. Interested parties are encouraged to access the webcast and presentation by clicking the “Events and Presentations” link on the landing page of the Prologis Investor Relations website (http://ir.prologis.com). Interested parties also can participate via conference call by dialing +1 877 256 7020 (toll-free from the U.S. and Canada) or +1 973 409 9692 (from all other countries) and entering conference code 48765488.

A telephonic replay will be available April 20-May 20 at +1 855 859 2056 (from the U.S. and Canada) or +1 404 537 3406 (from all other countries) using conference code 48765488. The webcast replay will be posted when available in the “Events and Presentations” section of Investor Relations on the Prologis website.

About Prologis

Prologis, Inc., is the global leader in industrial real estate. As of March 31, 2015, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 594 million square feet (55 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,700 customers, including third-party logistics providers, transportation companies, retailers and manufacturers.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. For instance, the statements in this document relating to expected or anticipated benefits of the KTR Acquisition, including stabilized Core FFO, general and administrative expenses, the future financial performance of Prologis post-acquisition, cost synergies and portfolio benefits, increases to U.S. dollar currency exposure and enhancements to customer relationships are forward-looking statements. These forward-looking statements are based on current expectations, goals, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management and are not predictions or guarantees of actual performance. Such statements involve uncertainties, assumptions and risks that are difficult to predict. Although Prologis believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Prologis can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements depending on a number of factors affecting Prologis’ business, KTR’s business and risks associated with the acquisition and related transactions. Some of these factors include, but are not limited to: (i) the inherent uncertainty associated with financial projections, (ii) risks and uncertainties relating to Prologis’ ability to successfully close the KTR Acquisition and to subsequently integrate KTR’s assets and the ability to recognize the anticipated synergies and benefits of the KTR Acquisition, (iii) access to available financing (including financing for the acquisition) and capital on a timely basis and on reasonable terms, (iv) the receipt of required third party approvals, (v) national, international, regional and local economic climates, (vi) changes in financial markets, interest rates and foreign currency exchange rates, (vii) increased or unanticipated competition for its properties, (viii) risks associated with other acquisitions, dispositions and development of properties, (ix) maintenance of real estate investment trust (“REIT”) status and tax structuring, (x) the levels of debt that Prologis maintains and its credit ratings, (xi) risks related to its investments in its co-investment ventures and funds, including its ability to establish new co-investment ventures and funds, (xii) risks of doing business internationally, including currency risks, (xiii) environmental uncertainties, including risks of natural disasters, and (xiv) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this press release.

MEDIA CONTACTS

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Nina Beizai, Tel: +1 415 733 9493, nbeizai@prologis.com, San Francisco